UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35205

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 6, 2007, Alabama National BanCorporation (the “Company”), Royal Bank of Canada, a Canadian chartered bank, and RBC Centura Banks, Inc. (“RBC Centura”), a North Carolina bank holding company and a subsidiary of Royal Bank of Canada, announced that they had signed an Agreement and Plan of Merger dated as of September 5, 2007 (the “Merger Agreement”), pursuant to which the Company will be merged with and into RBC Centura (the “Merger”). Under the Merger Agreement, stockholders of the Company will receive a fixed value of $80.00 per share, payable in cash, shares of Royal Bank of Canada stock or a combination of each, valuing the transaction at approximately $1.6 billion, with the total transaction consideration consisting one half of cash and one half of Royal Bank of Canada shares. The Merger Agreement has been approved by the Boards of Directors of the Company, RBC Centura and Royal Bank of Canada, and is subject to customary closing conditions, including regulatory approval and approval by the Company’s stockholders. A copy of the joint press release announcing the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Where You Can Find Additional Information About The Merger

The proposed Merger will be submitted to the Company’s stockholders for consideration. Royal Bank of Canada will file a Form F-4 Registration Statement, the Company will file a Proxy Statement and both companies will file other relevant documents regarding the Merger with the Securities and Exchange Commission (the “SEC”). The Company will mail the Proxy Statement/Prospectus to its stockholders. These documents, and any applicable amendments or supplements, will contain important information about the Merger. The Company and Royal Bank of Canada urge you to read these documents when they become available.

You may obtain copies of all documents filed with the SEC regarding the Merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain documents filed by Royal Bank of Canada free of charge from Royal Bank of Canada’s website (www.rbc.com) under the heading “News and Information — Investor Relations” and then under the heading “Regulatory Filings” and then under the heading “Link to EDGAR Information and Filings” and then to Form F-4 (or the most recent amendment thereto). You may also obtain documents filed by the Company, free of charge, from the Company’s website (www.alabamanational.com) under the heading “Financial Reports” and then under the item “SEC Filings.”

Participants in The Merger

Royal Bank of Canada, RBC Centura and the Company and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information about the directors and executive officers of Royal Bank of Canada, RBC Centura and the Company and information about other persons who may be deemed participants in the Merger will be included in the Proxy Statement/Prospectus. You can find information about Royal Bank of Canada’s executive officers and directors in its annual report to shareholders filed with the SEC on March 2, 2007. You can find information about the Company’s executive officers and directors in its definitive proxy statement filed with the SEC on April 12, 2007. You can obtain free copies of these documents from the websites of Royal Bank of Canada, the Company or the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1	Joint Press Release dated September 6, 2007

99.2	Letter from John H. Holcomb, III to Alabama National BanCorporation’s employees

99.3	Employee Q&A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National BanCorporation

By:	/s/ William E. Matthews, V
William E. Matthews, V Executive Vice President and Chief Financial Officer

Dated: September 6, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Joint Press Release dated September 6, 2007
99.2	Letter from John H. Holcomb, III to Alabama National BanCorporation employees
99.3	Employee Q&A